Interactive Data Corporation
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Financial Times Information
100 William Street, 10th Floor, New York, NY 10038 USA  Tel: (212)269-6300
                                                        Fax: (212)771-6987

September 7, 2000



Glickenhaus & Co.
6 East 43rd Street
New York, New York  10017

Lebenthal & Co.
120 Broadway
New York, New York  10271


RE:     EMPIRE STATE MUNICIPAL EXEMPT TRUST
        Guaranteed Series 141 & 142 Post - Effective Amendment No. 2 Guaranteed Series 146 Post - Effective Amendment No. 1


Gentlemen:

We have examined the post-effective Amendment to the Registration Statement, File No. 333-53963, 333-53951 & 333-74099, for the referenced Trust and acknowledge that Interactive Data Corporation is currently acting as the evaluator for the Empire State Municipal Exempt Trust Guaranteed Series 141, 142 & 146. Subsequently, we hereby consent to the reference of Interactive Data Corporation as Trust evaluator in the post-effective Amendment.

In addition, we confirm that the ratings of the bonds comprising the portfolio of the Trust, as indicated in the Amendment to the Registration Statement, are the ratings currently indicated in our Muniview data base.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,


/s/ Art Brasch
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Art Brasch
Vice President